Exhibit 99.e(6)

Variable Group Universal Life

[Spouse/Domestic Partner] Application

Securian Life Insurance Company

[400 Robert Street North  • B2-4256  •  St. Paul, Minnesota  55101-2098]

[EMPLOYER:]	POLICY NUMBER:

[INSURED’S INFORMATION][(insured is the owner of the contract unless otherwise requested)]
Name	Date of birth	[Social Security number]	Gender ☐ Male ☐ Female
Street address	City	State	Zip code

[Email address]
[☐ Yes ☐ No	Have you used tobacco in any form during the past [12] months or are you currently using nicotine in any form?]

[☐ Yes ☐No

Are you receiving or entitled to receive any disability income due to sickness or injury; confined at home under the care of a physician for sickness or injury; receiving inpatient hospital care; receiving care in a hospice, intermediate care facility or long-term care facility; or in a chemotherapy, radiation therapy or dialysis treatment program?  If the answer to this question is yes, you are not eligible for the guaranteed issue amount, though you may still apply for insurance by answering the health questions.]

[Primary beneficiary designation (include full name and address)	Relationship	Share % (must total 100%)

Contingent beneficiary designation (include full name and address) Contingent Beneficiaries collect only if all Primary Beneficiaries predecease the insured.	Relationship	Share % (must total 100%]

[EMPLOYEE INFORMATION]
Name	[Social Security number]

Date of birth	[Date of employment]

INSURANCE INFORMATION
[If applying for more than the guaranteed issue amount, you must complete the Evidence of Insurability form.]
[Spouse/domestic partner VGUL coverage (coverage available in increments of $ up to $ . Please indicate amount.)] [☐ Waive ☐ $ ]
Cash Accumulation:	☐ Yes, I wish to make a [monthly] contribution of $ (indicate account allocation on the next page)
☐ No, I do not wish to contribute
[Child term coverage] [☐ Waive ☐ $ ]
[If you applied for child term insurance, please enter the information below:
Child’s name	Date of birth

Child’s name	Date of birth

Child’s name	Date of birth

Child’s name	Date of birth

Child’s name	Date of birth]

INVESTMENT PROFILE

FINRA rules require inquiry concerning the financial condition of individuals applying for variable policies.  The proposed owner must supply such information so that an informed judgement may be made as to the suitability of the investment for the owner.  The [insured] is the owner of the contract unless otherwise requested.

1.		Are you a [spouse/domestic partner or dependent child] of a person who is an employee of Securian Life or one of its subsidiaries?		☐ Yes ☐ No

2.		Number of Dependents:

3.	Estimated Net Worth (exclusive of car & home)	$	[Federal Tax Bracket
0-15%
Estimated Liquid Net Worth (cash & cash equivalents)			$16-28%
29% +]
4.	Prior Investment Experience
Total Years of Experience:

Experience with these types of	☐ Mutual Funds	☐ Bonds	☐ Limited Partnerships	☐ Other
investments (check all that apply)	☐ Annuities	☐ Stocks	☐ Options/Futures

5.		Overall Investment Objective (check one)
☐ Conservative Income ☐ Current Income ☐ Conservative Growth ☐ Growth ☐ Aggressive Growth

6.		Risk Tolerance
☐ Conservative ☐ Moderate ☐ Aggressive

ACCOUNT OPTIONS (MUST BE COMPLETED)
Please select the allocation of net premium. Allocations must total 100%. Minimum of 10% in any account: allocations must be in increments of 1%.
[ % Guaranteed Account		% Janus Aspen Forty- Service Share
% Advantus Bond		% Janus Aspen Overseas - Service Shares
% Advantus Index 400 Mid Cap		% Ivy Funds VIP Balanced Portfolio
% Advantus Index 500		% Ivy Funds VIP Core Equity Portfolio
% Advantus International Bond		% Ivy Funds VIP Growth Portfolio
% Advantus Money Market		% Ivy Funds VIP International Value Portfolio
% Advantus Mortgage Securities		% Ivy Funds VIP Micro Cap Growth Portfolio
% Advantus Real Estate		% Ivy Funds VIP Small Cap Growth Portfolio
% Fidelity VIP Contrafund®		% Ivy Funds VIP Small Cap Value Portfolio
% Fidelity VIP Equity-Income		% Ivy Funds VIP Value Portfolio]
% Fidelity VIP High Income

If you do not elect an account option, any additional premium contributions will be allocated to the [Money Market account.]

I agree that because this application is for a Variable Group Universal Life policy, that Securian Life, if it is unable for any reason to collect funds for units which have been allocated to a sub-account under the policy applied for, may redeem for itself the full value of such units.  If such units are no longer available, it may recover that value from any other units of equal value available under the policy.

I understand that the amount or the duration of the death benefit (or both) of the policy applied for may increase or decrease depending on the investment results of the sub-accounts of the separate account.  I understand that the account value of the policy applied for increases and decreases depending on the investment results.  There is no guaranteed minimum account value for net premiums invested in the sub-accounts.

The information contained in this application is true and complete.

[Spouse/domestic partner signature]	Daytime telephone number		Evening telephone number	Date
X

FOR HOME OFFICE USE
Suitability accepted by registered principal				Date